Exhibit 99.1

GrafTech Announces Confidential Submission of Draft Registration Statement for

Proposed Initial Public Offering

BROOKLYN HEIGHTS, Ohio — January 19, 2018 — GrafTech International Ltd. (the “Company”) today announced that it has confidentially submitted a draft registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to the proposed initial public offering of the Company’s common stock by its sole stockholder, an affiliate of Brookfield Business Partners LP, a publicly listed business services and industrials company of Brookfield Asset Management Inc. The number of shares to be offered and the price range for the proposed offering have not yet been determined. The initial public offering is expected to commence after the SEC completes its review process, subject to market and other conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release regarding the Company that are not historical facts are “forward-looking statements” that involve risks and uncertainties. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Contact:

Quinn Coburn
Vice President and CFO
(216) 676-2000